UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2002

RUSH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500, New Braunfels, Texas		78229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

(Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant’s Certifying Accountant.

                On April 1, 2002, the Board of Directors of Rush Enterprises, Inc. (the “Company”)and its Audit Committee dismissed Arthur Andersen LLP (“Arthur Andersen” or “AA”) as the Company’s independent public accountants and engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent public accountants for the fiscal year 2002. The appointment of E&Y is subject to stockholder ratification at the Company’s 2002 Annual Meeting of Stockholders to be held on July 9, 2002.

                Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

                The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of AA’s letter, dated April 3, 2002, stating its agreement with such statements.

                During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 16	Letter From Arthur Andersen LLP to the Securities and Exchange Commission dated April 3, 2002.	Filed with this document.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By	/s/ Martin A Naeglin, Jr.
Martin A Naeglin, Jr.
Senior Vice President and Chief Financial Officer

Dated April 3, 2002